    As filed with the Securities and Exchange Commission on December 1, 2000

                                                      Registration No. 333-48254
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          HCA - THE HEALTHCARE COMPANY
               (Exact name of issuer as specified in its charter)

                DELAWARE                                        75-2497104
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)

             ONE PARK PLAZA
          NASHVILLE, TENNESSEE                                    37203
(Address of principal executive offices)                        (Zip Code)


                                 MCA 401(K) PLAN
                            (Full title of the plan)


                                JOHN M. FRANCK II
                     VICE PRESIDENT AND CORPORATE SECRETARY
                          HCA - THE HEALTHCARE COMPANY
                                 ONE PARK PLAZA
                           NASHVILLE, TENNESSEE 37203
                                 (615) 344-9551
 (Name, address and telephone number, including area code, of agent for service)

----------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
                                                                             Proposed
      Title of each class of         Amount to be     Proposed maximum        maximum        Amount of
  securities to be registered(1)     registered(1)   offering price per      aggregate     registration
                                                          share(1)       offering price(1)    fee(1)
----------------------------------------------------------------------------------------------------------
               N/A                        N/A                N/A                N/A             N/A
----------------------------------------------------------------------------------------------------------

(1) This Post-Effective Amendment deregisters certain shares and plan interests to be offered under the MCA 401(k) Plan (the "Plan").

================================================================================

                         POST-EFFECTIVE AMENDMENT NO. 1

         HCA - The Healthcare Company (the "Company") is filing this post-effective amendment to deregister certain shares and plan interests under the Plan which were registered on this Registration Statement on Form S-8 (No. 333-48254), originally filed with the Securities and Exchange Commission (the "Commission") on October 19, 2000. A total of 1,000,000 shares to which this Registration Statement relates (the "Transferred Shares") have not yet been sold pursuant to the Plan. Contemporaneously with the filing of this post-effective amendment, the Company is filing with the Commission a new Registration Statement on Form S-8 (the "New S-8") which registers the offer and sale of the Transferred Shares plus an additional 7,000,000 shares (along with an indeterminate number of plan interests) under various employee benefit plans of the Company, including the Plan.

         The Company and the Plan desire to have the Transferred Shares included among the shares registered under the New S-8, in order to consolidate the offerings of securities pursuant to several benefit plans of the Company on one registration statement. Consequently, (i) the Company and the Plan are registering the offer and sale of the Transferred Shares plus an indeterminate amount of plan interests by means of the New S-8 pursuant to Instruction E to Form S-8, (ii) the registration fee previously paid by the Company allocable to the Transferred Shares will be carried over to the New S-8, and (iii) the Transferred Shares and all interests in the Plan remaining unsold are hereby deregistered from this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "1933 Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on this 1st day of December, 2000.


                                    HCA - THE HEALTHCARE COMPANY



                                    By: /s/ John M. Franck II
                                        --------------------------------------
                                        John M. Franck II
                                        Vice President and Corporate Secretary

         Pursuant to the requirements of the 1933 Act, this amendment to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title
               ---------                               -----

    */s/ Thomas F. Frist, Jr., M.D.       Chairman of the Board and Chief
--------------------------------------    Executive Officer (Principal Executive
         Thomas F. Frist, Jr., M.D.       Officer)


        */s/ David G. Anderson            Senior Vice President-Finance and
--------------------------------------    Treasurer (Principal Financial
          David G. Anderson               Officer)


        */s/ R. Milton Johnson            Senior Vice President and Controller
--------------------------------------    (Principal Accounting Officer)
           R. Milton Johnson


       */s/ Jack O. Bovender, Jr.         President, Chief Operating Officer
--------------------------------------    and Director
           Jack O. Bovender, Jr.


   */s/ Magdalena H. Averhoff, M.D.       Director
--------------------------------------
     Magdalena H. Averhoff, M.D.


        */s/ Elaine L. Chao               Director
--------------------------------------
           Elaine L. Chao


       */s/ J. Michael Cook               Director
--------------------------------------
          J. Michael Cook

        */s/ Martin Feldstein             Director
--------------------------------------
           Martin Feldstein

                                          Director
--------------------------------------
          Frederick W. Gluck


       */s/ Glenda A. Hatchett            Director
--------------------------------------
          Glenda A. Hatchett

                                          Director
--------------------------------------
          T. Michael Long


        */s/ John H. McArthur             Director
--------------------------------------
           John H. McArthur


        */s/ Thomas S. Murphy             Director
--------------------------------------
           Thomas S. Murphy


          */s/ Kent C. Nelson             Director
--------------------------------------
             Kent C. Nelson

                                          Director
--------------------------------------
             Carl E. Reichardt


      */s/ Frank S. Royal, M.D.           Director
--------------------------------------
          Frank S. Royal, M.D.


*By: /s/ John M. Franck II,
     ---------------------------------
           John M. Franck II,
           Attorney-in-Fact

December 1, 2000

         Pursuant to the requirements of the 1933 Act, the trustees (or other persons who administer the Plan) have duly caused this amendment to this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Nashville, Tennessee, on this 1st day of December, 2000


                                    MCA 401(K) PLAN



                                    By: /s/ Philip R. Patton
                                        ---------------------------------------
                                        Philip R. Patton
                                        Senior Vice President - Human Resources

                                  EXHIBIT INDEX

         Exhibit
         Number
         ------

         4.1(a) Restated Certificate of Incorporation of the Company (restated electronically for SEC filing purposes) (filed as Exhibit 1 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.1(b)   Second Amended and Restated Bylaws of the Company (filed as
                  Exhibit 3 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.2 Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4 to the Company's Form 8-A/A, Amendment No. 1, dated October 19, 2000, and incorporated herein by reference).

         4.3 Registration Rights Agreement dated as of March 16, 1989, by and among HCA-Hospital Corporation of America and the persons listed on the signature pages thereto (filed as Exhibit
                  (g)(24) to Amendment No. 3 to the Schedule 13E-3 filed by HCA-Hospital Corporation of America, Hospital Corporation of America and The HCA Profit Sharing Plan on March 22, 1989, and incorporated herein by reference).

         4.4 Assignment and Assumption Agreement dated as of February 10, 1994, between HCA-Hospital Corporation of America and the Company relating to the Registration Rights Agreement, as amended (filed as Exhibit 4.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).

         4.5 Distribution Agreement dated as of May 11, 1999 by and among the Company, LifePoint Hospitals, Inc. and Triad Hospitals, Inc. (filed as Exhibit 99 to the Company's Current Report on Form 8-K dated May 11, 1999, and incorporated herein by reference).

         23       Consent of Ernst & Young LLP, independent auditors.*

         24       Power of Attorney*

         *  Previously filed